UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2026

TAYLOR DEVICES, INC.
(Exact name of registrant as specified in its charter)

New York	000-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Taylor Drive, North Tonawanda, New York	14120
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 694-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.025 par value per share Preferred Stock Purchase Rights	TAYD N/A	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 16, 2026, Taylor Devices, Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, shareholders approved each of Company management’s proposals, which consisted of: (i) the election of Timothy J. Sopko as a Class 2 director, to serve a three-year term expiring in 2029; (ii) the ratification of the appointment of Lumsden & McCormick, LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2027; and (iii) the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers.

Proposal 1: Election of Timothy J. Sopko

The following table reflects the tabulation of votes with respect to the election of Timothy J. Sopko as a Class 2 director, to serve a three-year term expiring in 2029.

Votes For	Votes Withheld	Broker Non-Votes
1,671,112	151,303	569,777

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The following table reflects the tabulation of votes with respect to the ratification of the appointment of Lumsden & McCormick, LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2027.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,313,069	70,728	8,395	—

Proposal 3: Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers

The following table reflects the tabulation of votes with respect to the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,720,222	82,386	19,807	569,777

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR DEVICES, INC.
(Registrant)
Date: October 19, 2026	By:	/s/ Paul Heary
Paul Heary, Chief Financial Officer